UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019 (November 13, 2019)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

 (Address of principal executive offices) (Zip Code)

 Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on May 13, 2019, MediFarm LLC, a wholly-owned subsidiary of Terra Tech Corp. (“MediFarm”), entered into an Asset Purchase Agreement (the “Agreement”) with Harvest of Nevada (Decatur LV), LLC (the “Purchaser”) and Harvest Health & Recreation, Inc., pursuant to which MediFarm agreed to sell, and the Purchaser agreed to purchase, substantially all of the assets of MediFarm related to MediFarm’s dispensary located at 3650 S. Decatur Blvd., Las Vegas, NV 89103.

On November 13, 2019, MediFarm received notice from the Purchaser that the Purchaser has elected to terminate the Agreement because the Nevada Department of Taxation did not approve the transfer of MediFarm’s assets to the Purchaser within the 180-day period set forth in the Agreement. MediFarm and the Purchaser are currently renegotiating the terms of the transfer of MediFarm’s assets to the Purchaser. There is no material relationship between MediFarm, Terra Tech Corp. or any of their respective affiliates and the Purchaser other than in respect of the transactions contemplated by the Agreement. Neither MediFarm nor Terra Tech incurred any early termination penalties in connection with the termination of the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: November 19, 2019	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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